Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of December 31, 2025, is entered into by and between Flowers Foods, Inc., a Georgia corporation (the “Company”), and R. Steve Kinsey (“Consultant”).

RECITALS

WHEREAS, Consultant is currently employed by the Company as Chief Financial Officer;

WHEREAS, Consultant desires to retire from employment with the Company;

WHEREAS, the Company desires to retain Consultant following his retirement to provide certain consulting services to the Company, and Consultant desires to provide such consulting services to the Company, all subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of (a) the mutual covenants and agreements set forth in this Agreement, and (b) other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement as an Independent Consultant.

(a) Term and Duties. During the period commencing on January 1, 2026 and ending on February 28, 2026 or such later date as may be mutually agreed upon by the Company and Consultant (the “Consulting Term”), the Company hereby agrees to retain Consultant on a non-exclusive basis with respect to the business of the Company and its subsidiaries for the purpose of providing professional consulting services and advice (the “Consulting Arrangement”). Consultant hereby accepts such position upon the terms and the conditions set forth herein, and shall perform such duties as may be mutually agreed upon by the Chief Executive Officer (“CEO”) of the Company and Consultant. The Company may request consulting services from Consultant during the Consulting Term not to exceed twenty-five (25) hours per week. The Consulting Arrangement may be terminated by either party in writing upon 30 days’ written notice to the other party. The Consulting Arrangement will terminate automatically on the death of Consultant.

(b) Compensation. In consideration of Consultant’s performance of the consulting services, during the Consulting Term, the Company will pay a consulting fee at a rate of $50,000 per month in monthly installments in arrears. The Company’s obligations under this Section 1(b) shall cease upon any termination of the Consulting Arrangement, except that any fees that have been earned but are unpaid as of the termination date shall be paid within 30 days of the termination date.

(c) Reimbursement of Expenses. The Company shall reimburse Consultant for all reasonable expenses incurred by Consultant in the performance of Consultant’s duties under the Consulting Arrangement. Such reimbursement payments will be made upon receipt of the appropriate documentation by the Company. Consultant shall not be obligated to make any advance to or for the account of the Company, nor shall Consultant be obligated to incur any expense for the account of the Company without assurance that the necessary funds for the discharge of such expense will be provided. Notwithstanding the foregoing, all significant expenses to be incurred by Consultant in connection with this Agreement shall require the prior approval of the CEO of the Company. If any reimbursements or in-kind benefits provided by the Company pursuant to this Agreement would constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, such reimbursements or in-kind benefits will be subject to the following rules: (i) the amounts to be reimbursed, or the in-kind benefits to be provided, will be determined pursuant to the terms of the applicable benefit plan, policy or agreement and will be limited to Consultant’s lifetime and the lifetime of Consultant’s eligible dependents; (ii) the amount eligible for reimbursement, or the in-kind benefits provided, during any calendar year may not affect the expenses eligible for reimbursement, or the in-kind benefits provided, in any other calendar year; (iii) any reimbursement of an eligible expense will be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iv) Consultant’s right to an in-kind benefit or reimbursement is not subject to liquidation or exchange for cash or another benefit.

2. Independent Contractor.

(a) During the Consulting Term, Consultant will at all times be and remain an independent contractor. Consultant shall be free to exercise Consultant’s own judgment as to the manner and method of providing the consulting services to the Company, subject to applicable laws and requirements reasonably imposed by the Company. Consultant acknowledges and agrees that, during the Consulting Term, Consultant will not be treated as an employee of the Company or any of its affiliates for purposes of federal, state, local or foreign income tax withholding or social security regime, nor unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Workers’ Compensation law of any state or country and for purposes of benefits provided to employees of the Company or any of its affiliates under any employee benefit plan. Consultant acknowledges and agrees that as an independent contractor, Consultant will be required, during the Consulting Term, to pay any applicable taxes and social security contributions on the fees paid to Consultant. Consultant shall indemnify, hold harmless and defend the Company for all tax, social security contributions and other liabilities (including, without limitation, reasonable fees and expenses of attorneys and other professionals) arising out of or relating to Consultant’s failure to report and pay all income taxes or other taxes due and/or social security contributions on taxable amounts paid to or on behalf of Consultant by the Company.

(b) With respect to the Consulting Arrangement, Consultant shall solely be responsible for, and the Company shall not be liable in connection with, (i) any and all acts or omissions of Consultant’s agents, employees or representatives, including, without limitation, acts or omissions that result in non-compliance with employment laws; (ii) any and all business licenses, insurance, costs and expenses in connection with Consultant’s office or place of business, sales tax reports, taxes and other fees, if any, as may be required (unless Consultant bills sales tax); and (iii) any and all payroll, commissions, wages, withholding, social security, workers’ compensation and other employment-related taxes, fees, compensation and insurance with respect to such agents, employees or representatives. Consultant shall be responsible for and shall, and hereby does, indemnify and hold the Company harmless from all damages, claims, losses, liabilities, costs and expenses incurred by Consultant or the Company on account of any act or omission of Consultant or any of his agents, employees or representatives, or any of the matters set forth in this Section 2.

3. Confidentiality.

(a) Acknowledgements and Agreements. Consultant acknowledges and agrees that trade secrets and confidential information of the Company, more fully described in Section 3(c) of this Agreement, gained by Consultant during Consultant’s association with the Company, have been developed by the Company through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company.

(b) The Company. For the purposes of this Section 3, the Company shall also include any and all direct and indirect subsidiaries, the parent company of the Company, and any and all affiliated or related companies of the Company.

(c) Covenants.

(i) Consultant will keep in strict confidence, and will not, directly or indirectly, at any time, during or after the term of this Agreement, disclose, furnish, disseminate, make available or, except in the course of performing the services hereunder, use any trade secrets or confidential business and technical information of the Company or its customers or vendors, without limitation as to when or how Consultant may have acquired such information. Such confidential information shall include, without limitation, the Company’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, employee evaluations and employee performance information, customer and prospective customer lists, other customer and prospective customer information and other business information. Consultant specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Consultant and whether compiled by the Company, and/or Consultant, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by Consultant during the term of this Agreement (except in the course of performing the services hereunder) or after the term of this Agreement shall constitute a misappropriation of the Company’s trade secrets.

(ii) Consultant agrees that upon termination of Consultant’s service with the Company, for any reason, Consultant shall return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of any materials in Consultant’s possession which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 3(c)(i) of this Agreement.

(iii) Nothing in this Agreement (or otherwise) (A) limits Consultant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Sarbanes-Oxley Act of 2002) or (B) prevents Consultant from providing, without prior notice to the Company, information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, Consultant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act).

(iv) The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(d) Inventions. The Company shall own, and Consultant shall and hereby does assign to the Company, all intellectual property and related rights throughout the world that arise in whole or part out of, or in connection with, the services or any confidential business and technical information of the Company or its customers or vendors.

(e) Consultant shall not be obligated to comply with Sections 3(c) and 3(d) above with respect to information that Consultant can document (i) is or becomes part of the public domain through no act or omission of Consultant; (ii) was in Consultant’s lawful possession prior to the disclosure and had not been obtained by Consultant either directly or indirectly from the Company; (iii) is lawfully disclosed to Consultant by a third party without restriction on disclosure; or (iv) independently developed by Consultant without use of or reference to the confidential business and technical information of the Company or its customers or vendors. Upon termination or as otherwise requested by the Company, Consultant will promptly return to the Company all items and copies containing or embodying confidential business and technical information of the Company or its customers or vendors.

(f) Relief. Consultant acknowledges and agrees that the remedy at law available to the Company for breach of any of Consultant’s obligations under this Agreement would be inadequate. Consultant therefore agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in Section 3(c), or 3(d) of this Agreement, without the necessity of proof of actual damage.

(g) Reasonableness. Consultant acknowledges and agrees that Consultant’s obligations under this Section 3 are reasonable in the context of the nature of the Company’s business and the competitive injuries likely to be sustained by the Company if Consultant were to violate such obligations. Consultant further acknowledges that this Agreement is made in consideration of, and is adequately supported by, the agreement of the Company to perform its obligations under this Agreement and by other consideration, which Consultant acknowledges constitutes good, valuable and sufficient consideration. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent legally-permissible. Accordingly, if any particular provision(s) of this Agreement shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Agreement shall remain in full force and effect.

4. Future Cooperation. Consultant agrees that Consultant shall, without any additional compensation, respond to reasonable requests for information from the Company and its affiliates regarding legal and/or regulatory matters that may arise in the Company’s and its affiliates’ business. Consultant further agrees to fully and completely cooperate with the Company and its affiliates, their advisors and their legal counsel with respect to any litigation that is pending against the Company or its affiliates and any claim or action that may be filed against the Company or its affiliates in the future. Such cooperation shall include Consultant making himself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, and providing advice to the Company and its affiliates in preparing defenses to any pending or potential future claims against the Company or its affiliates. The Company agrees to (or to cause one of its affiliates to) pay/reimburse Consultant for any approved travel expenses reasonably incurred as a result of Consultant’s cooperation with the Company, with any such payments/reimbursements to be made in accordance with the Company’s expense reimbursement policy as in effect from time to time.

5. Survival. Subject to any limits on applicability contained therein, Sections 3 and 4 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement.

6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect under any applicable law, such invalidity or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced as if such invalid or unenforceable provision had never been contained herein.

7. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

8. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

9. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Consultant, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Consultant hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided such transferee or successor assumes the liabilities of the Company hereunder.

10. Choice of Law; Venue. This Agreement shall be governed by and enforced in accordance with the laws of the State of Georgia, United States of America, without regard to conflict of law principles. The parties agree that this Agreement may be enforced exclusively in any court of competent jurisdiction in the State of Georgia and the parties hereby subject themselves to the jurisdiction of such courts in any such enforcement action.

11. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Flowers Foods, Inc.

By:	/s/ Cindy Cox
Name: Cindy Cox
Title: CHRO

Consultant

/s/ R. Steve Kinsey
R. Steve Kinsey